UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2021

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

226 Airport Parkway, Suite 595
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Approval of Terms of Performance-Based Restricted Stock Units under the Amended and Restated 2006 Stock Incentive Plan
Adoption of Terms of Performance-Based Restricted Stock Units and Form of Agreement
On April 8, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of Pixelworks, Inc. (the “Company”) approved the terms and conditions of performance-based restricted stock unit awards (“PRSUs”) that may be granted under Company’s Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”). The Committee also adopted the form of performance-based restricted stock unit agreement to be used for PRSU grants under the 2006 Plan. The Committee is establishing the terms and conditions of performance-based equity incentive awards for fiscal year 2021 so that awards can be granted to focus key employees on achieving specific performance targets and provide incentives to achieve outstanding performance. Although no PRSUs have been granted, the Company’s principal executive officer and principal financial officer are each eligible to receive a grant of PRSUs under the 2006 Plan.
The performance period for the fiscal year 2021 PRSUs covers fiscal years 2021, 2022, and 2023. The PRSUs will be eligible to vest in three tranches, with one-third of the PRSUs eligible to vest with respect to each of the three fiscal years based upon achievement of performance goals approved by the Committee for such fiscal year. Unless otherwise determined by the Committee, the Committee will approve the performance goals applicable to each fiscal year during the performance period within the first quarter of the applicable fiscal year. The fiscal year 2021 performance goals include three goals based on Company or business unit revenue and a multiplier based on total shareholder return (“TSR”) in relation to the TSR of its peer group companies during 2021.
To vest in the PRSUs with respect to any fiscal year, the participant must remain in service with the Company through the date the Committee certifies the level of achievement of the performance goals for the applicable fiscal year. Absent extraordinary circumstances, the certification date with respect to each fiscal year occurring during the performance period will be no later than March 15th of the year following the end of the applicable fiscal year.
Upon a change of control of the Company and subject to the participant’s continued service, the target number of PRSUs subject to the tranche eligible to vest during the fiscal year in which the change of control occurs will be eligible to vest based on continued service as set forth below.

If the PRSUs are assumed, continued, or substituted for by the acquiror in a change of control, the tranche of PRSUs eligible to vest during the year in which the change of control occurs will be pro-rated as of the closing date of the change of control, with a number of PRSUs vesting as of such closing equal to the number of PRSUs in the tranche, multiplied by a fraction equal to the number of days that have elapsed for the applicable fiscal year through the closing of the change of control, divided by 365, and the remaining PRSUs subject to the tranche will vest in equal quarterly installments over the remainder of the fiscal year, subject to continued service through each quarterly vesting date. The portion of PRSUs eligible to vest during the remainder of the fiscal year will be subject to double-trigger vesting acceleration in the event of a termination of service without cause or for a good reason event.
Any tranches of the PSUs eligible to vest with respect to any fiscal years after the year in which the change of control occurs will be cancelled and forfeited.

If the PRSUs are not assumed, continued, or substituted for by the acquiror in a change of control, or if the participant is terminated without cause or for a good reason event upon the closing of the change of control, then 100% of the target number of PRSUs subject to the tranche eligible to vest with respect to the change of control will become fully vested as of the closing of the change of control.

The description of the PRSUs contained herein is a summary of the material terms of the PRSUs, does not purport to be complete, and is qualified in its entirety by reference to the form of performance-based restricted stock unit agreement for grants under the 2006 Plan, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Form of performance-based restricted stock unit agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	April 13, 2021	/s/ Elias N. Nader
Elias N. Nader Vice President and Chief Financial Officer